EXHIBIT 99.H

HERON LAKE BIOENERGY, LLC

SUBSCRIPTION AGREEMENT

INCLUDING INVESTMENT REPRESENTATIONS

THIS SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into and made effective on July 31, 2013, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company with its principal executive office located at 91246 390th Avenue, P.O. Box 198, Heron Lake, Minnesota 56137 (the “Company”), and Project Viking, L.L.C., a Minnesota limited liability company (“Subscriber”).

W I T N E S S E T H

In consideration of the mutual promises contained herein, and other good and valuable consideration, Subscriber hereby agrees, represents and warrants as follows:

1.                                      Agreement of Subscription.

a.                                      Subscriber hereby subscribes to purchase ** 8,075,000 ** Class A capital units of the Company and ** 15,000,000 ** Class B capital units of the Company (collectively, the “Units”), which Units quantify membership interests in the Company, at a purchase price of $0.30 per Unit, upon the terms and conditions as set forth in this Subscription Agreement, for a Total Purchase Price for the Units of ** $6,922,500.00 **.  All capitalized terms used in this Subscription Agreement and not otherwise defined herein shall have the meaning ascribed to such terms in the Company’s Confidential Disclosure Statement dated June 11, 2013, including appendices (the “Disclosure Statement”).

b.                                      This subscription is irrevocable.  The Company will accept this subscription by having one of its officers countersign this Subscription Agreement and return a copy of the signature page to you to confirm acceptance.  Upon acceptance, this Subscription Agreement is binding on Subscriber, and the obligations of Subscriber hereunder are unconditional.

c.                                       Upon the acceptance of this Subscription Agreement, Subscriber agrees to deliver by wire transfer on the same business day of the acceptance the amount of the Total Purchase Price for the Units (100% payment is due upon Subscription).  Subscriber agrees that the Units shall be governed by and that Subscriber is bound by the Company’s Member Control Agreement dated effective September 23, 2004, as amended August 30, 2011, a copy of which is included in the Disclosure Statement as Appendix B (the “Member Control Agreement”).  Subscriber acknowledges that Subscriber is a current member of the Company and therefore has received a copy of the Disclosure Statement including the Member Control Agreement.

d.                                      Subscriber acknowledges and agrees that 100% of Subscriber’s purchase price of the Units constitutes “AT-RISK” capital and will not be placed into any type of escrow.  Immediately following acceptance of this Subscription by the Company and tender of the payment for the Units, the Company will use such funds to pay down the Company’s term revolver note with AgStar Financial Services, PCA (“AgStar”).  Subscriber acknowledges that the payment of the proceeds of this subscription to AgStar is the specified use of the funds from this subscription.

e.                                       Upon acceptance of this Subscription Agreement and tender of full payment of the entire subscription amount, the Company will issue the Units to Subscriber for the Units purchased hereunder

HERON LAKE BIOENERGY, LLC	JULY 31, 2013
PRIVATE PLACEMENT
SUBSCRIPTION AGREEMENT

and issue a certificate to Subscriber for the Units purchased hereunder, dated as of the date of such acceptance and full payment.  Subscriber acknowledges and agrees that Subscriber is bound by the Company’s Articles of Organization, a copy of which is included in the Disclosure Statement as Appendix A (the “Articles”) and the Member Control Agreement.

2.                                      Representations and Warranties of Subscriber.

In consideration of the Company’s offer to sell the Units, and in order to induce the Company to sell and issue the Units to Subscriber, Subscriber hereby represents and warrants to the Company and its agents as follows:

a.                                      SEC Reporting Company and Reporting Obligations; Information About the Company, the Units and the Notes Offering.  Subscriber acknowledges that the Company is a public reporting company under the Securities Exchange Act of 1934, and that Subscriber has immediate reporting obligations under such Act as a result of its purchase of the Units hereunder and Subscriber’s ownership of membership interests in the Company and the number of Units purchased.  Subscriber, or its representative(s), has received, read and understands the business, financial and operating information, and the risk factors affecting the Company and its business and the value of the Units being purchased hereunder, as described in or set forth in the periodic reports and schedules filed by the Company with the SEC (including all exhibits and financial statement schedules attached thereto or included therewith), including but not limited to: (1) FORM 10-K Annual Report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “34’ Act”) for the fiscal year ended October 31, 2012; (2) FORM 10-Q Quarterly reports under Section 13 or 15(d) of the Act for the fiscal quarters ended January 31, 2013 and April 30, 2013; (3) the SCHEDULE 14A Definitive Proxy Statement relating to merger or acquisition and Additional Definitive Proxy soliciting materials and Rule 14a-12 materials; and (4) all FORM 8-K reports filed in the past twelve months, including but not limited to the Form 8-K reports filed in connection with the termination of the Asset Purchase Agreement entered into with Guardian Energy, the amendments to the forbearance agreements and related loan agreements between the Company and AgStar Financial Services, PCA, and the amended and restated loan agreement and interim subordinated loan agreements entered into on May 17, 2013.  In addition, Subscriber acknowledges it has received the Company’s unaudited, non-public, financial statements for May 31, 2013 and June 30, 2013 and the 7-month and 8-month periods then ended, by reason of its appointees to the Company’s Board of Governors.  Without limiting the foregoing, Subscriber acknowledges that the Company has affirmative covenants and payment obligations to AgStar in its loan agreements with AgStar, and that there are no assurances that the covenants and payment obligations will be met, that the Company will not violate loan covenants or payment obligations in the future, or that AgStar will not declare an event of default and exercise all of their rights and remedies under the loan agreement if the Company cannot cure any such defaults or violations.

Subscriber acknowledges and represents and warrants to the Company that Subscriber has received and carefully read: (i) the Company’s Confidential Disclosure Statement dated June 11, 2013, including appendices; (ii) the form of Indenture dated as of                               , 2013 among the Company and U.S. Bank National Association attached as Appendix E to the Disclosure Statement (the “Indenture”); (iii) the form of Note to be delivered under and governed by the Indenture attached as Exhibit A to the Indenture; (iv) the form of Indenture Subordination Agreement dated effective as of                               , 2013 by and between AgStar Financial Services, PCA and U.S. Bank National Association; and (v) all other information incorporated by reference into the Disclosure Statement relating to the Company, its business, or the Company’s offering of its 7.25% Secured Subordinated Notes due 2018 (the “Notes”) pursuant to the terms and conditions of the Disclosure Statement (the “Notes

Offering”), as supplemented in accordance with the Subscription Supplement Agreement referenced herein.  Subscriber acknowledges and understands that the Company will amend the Notes Offering and require subscribers to the Notes to confirm their subscription in accordance with the Subscription Supplement Agreement of even date herewith by and among Subscriber, the Company, and Granite Falls Energy, LLC (“Subscription Supplement Agreement”).

b.                                      Access to Information.  Subscriber represents that it or its representatives has been given access to full and complete information regarding the Company and has had an opportunity to obtain, and has received, any and all additional information deemed necessary by Subscriber in order to form a decision regarding an investment in the Company, and Subscriber has utilized such access to Subscriber’s satisfaction.  As a result, Subscriber believes it has sufficient knowledge about the business, management and financial affairs of the Company, the Company’s ethanol plant and subsidiaries and the operations thereof, the planned used of proceeds of this subscription, the terms and conditions of this Subscription Agreement, the Notes Offering described in the Disclosure Statement, the planned amendment and confirmation procedures with respect to the Notes Offering, the Articles and Member Control Agreement, the terms and conditions of the purchase of Units contemplated hereby, and any other relevant matters, to make an informed investment decision regarding an investment in the Company and the purchase of Units contemplated hereby.

c.                                       High Degree of Risk.  Subscriber realizes that an investment in the Units involves a high degree of risk, including, but not limited to, the risks of receiving no return on the investment and of losing Subscriber’s entire investment in the Company.

d.                                      Ability to Bear the Risk.  Subscriber is able to bear the economic risk of investment in the Units, including the total loss of such investment.

e.                                       No Market for Units; Restrictions on Transfer.  Subscriber realizes that (i) there are substantial restrictions on the transfer of the Units, both under the Securities Act and State Laws, as well as under the Articles and the Member Control Agreement; (ii) there is not currently, and it is unlikely that in the future there will exist, a public market for the Units; and (iii) accordingly, for the above and other reasons, Subscriber may not be able to liquidate an investment in the Units for an indefinite period.  Subscriber realizes that the Units have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”) or applicable state securities laws (the “State Laws”).  Subscriber acknowledges and agrees that the Units may be sold only pursuant to registration under the Securities Act and State Laws, or an opinion of counsel acceptable to the Company that such registration is not required, and in accordance with the Articles and the Member Control Agreement.

f.                                        Suitability.  Subscriber believes that the investment in the Units is suitable for the undersigned based upon Subscriber’s investment objectives and financial needs, and Subscriber has adequate means for providing for his, her or its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Units.  Subscriber has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Units or Subscriber has obtained, to the extent Subscriber deems necessary, his, her or its own professional advice with respect to the risks inherent in the investment in the Units, and the suitability of the investment in the Units in light of Subscriber’s financial condition and investment needs.

g.                                      Investment Intent.  Subscriber has been advised that the Units are not being registered under the Securities Act or the relevant State Laws but are being offered and sold pursuant to exemptions from such laws and that the Company’s reliance upon such exemptions is predicated in part on

Subscriber’s representations to it as contained herein.  Subscriber represents and warrants that the Units are being purchased for Subscriber’s own account and for Subscriber’s investment and without the intention of reselling or redistributing the same, that Subscriber has made no agreement with others regarding any of the Units and that Subscriber’s financial condition is such that it is not likely that it will be necessary to dispose of any of the Units in the foreseeable future.  Subscriber is aware that, in the view of the Securities and Exchange Commission, a purchase of the Units with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Units and for which the Units were pledged as security, would represent an intent inconsistent with the representations set forth above.  Subscriber further represents and agrees that if, contrary to the foregoing stated intentions, Subscriber should later desire to dispose of or transfer any of the Units in any manner, he, she or it shall not do so without first obtaining the consent of the Company as required by the Company’s Articles and the Member Control Agreement and (i) the opinion of counsel satisfactory to the Company that such proposed disposition or transfer lawfully may be made without the registration of the Units pursuant to the Securities Act and applicable State Laws, or (ii) such registration (it being expressly understood that the Company shall not have any obligation to register such Units for such purpose).

h.                                      Brokers or Finders.  Subscriber has not taken any action that will cause the Company to incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Subscription Agreement.

i.                                         Tax Liability.  Subscriber has reviewed with Subscriber’s own tax advisors the tax consequences of this investment and the transactions contemplated by this Subscription Agreement, and has and will rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

j.                                         Residency.  Subscriber specifically represents and warrants to the Company that Subscriber is a resident of the State of Minnesota (please complete) and is not a resident of any other State.

Please check one indicating the basis for Subscriber’s residency:

☐	Subscriber is an individual that has, at the time of the offer and sale to him or her, his or her principal residence in Minnesota.

☒	Subscriber is a corporation, partnership, trust or other form of business organization that has, at the time of the offer and sale to it, its principal office within Minnesota.

☐

Subscriber is a corporation, partnership, trust or other form of business organization that is organized for the specific purpose of acquiring Units and all of the beneficial owners of that organization are residents of the State of Minnesota.

STOP:  Subscriber must be a resident of the State of Minnesota in order to be eligible to subscribe for Units.  If Subscriber is not a resident of Minnesota or is a resident of another State, Subscriber may not subscribe for Units.

3.                                      Accredited Status.

SECTION 3 IS REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE SECURITIES ACT AND STATE LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO THE OFFER AND SALE OF THE UNITS.  SUBJECT TO SECURITIES LAWS REQUIREMENTS, ALL FINANCIAL INFORMATION IN SECTION 3 WILL BE KEPT CONFIDENTIAL, AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL, EXCEPT AS DISCLOSURE MAY BE REQUIRED OR COMPELLED UNDER APPLICABLE SECURITIES LAWS.  The undersigned agrees to furnish any additional information that the Company or its counsel deems reasonably necessary in order to verify the responses set forth below.

Subscriber represents and warrants as follows (EACH SUBSCRIBER MUST COMPLETE. PLEASE CHECK ALL THAT APPLY — YOU MUST BE AN ACCREDITED INVESTOR TO PURCHASE THE NOTE):

INDIVIDUALS

☐            (a)                                 Subscriber (hereinafter in this Section 3, “the undersigned”) is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.  (In calculating net worth, the persons primary residence shall not be included as an asset, and indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities, shall not be included as a liability, except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of acquisition of the primary residence, the amount of such excess shall be included as a liability.  Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.  You may include equity in personal property and real estate, excluding your primary residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate, excluding your primary residence, should be based on the fair market value of such property minus debt secured by such property.)

☐            (b)                                 The undersigned is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

☐            (c)                                  The undersigned is an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

☐            (d)                                 The undersigned is a director or executive officer or general partner (or its equivalent) of the Company.

ENTITIES

☐            (e)                                  The undersigned, if other than an individual, is an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above.  (If relying on this category alone, each equity owner must complete a separate copy of this Subscription Agreement.)

☒          (f)                                   The undersigned is an entity, and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  This representation is based on the following (check one or more, as applicable):

☐                    (i)                                     The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Securities Act acting either in its individual or fiduciary capacity.

☐                    (ii)                                  The undersigned is an insurance company as defined in Section 2(13) of the Securities Act.

☐                    (iii)                               The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development Company as defined in Section 2(a)(48) of that Act.

☐                    (iv)                              The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐                    (v)                                 The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

☐                    (aa)                          the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Company, or registered investment adviser; or

☐                    (bb)                          the employee benefit plan has total assets in excess of $5,000,000; or

☐                    (cc)                            the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the Securities Act.

☐                    (vi)                              The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☒                  (vii)                           The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of the Company and is one or more of the following (check one or more, as appropriate):

☐                    (aa)                          an organization described in Section 501(c)(3) of the Internal Revenue Code; or

☒                  (bb)                          a corporation or limited liability company; or

☐                    (cc)                            a Massachusetts or similar business trust; or

☐                    (dd)                          a partnership.

☐                    (viii)                        The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of acquiring securities of the Company and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Units.

4.                                      Entities.

If Subscriber is an entity, the individual signing on behalf of such entity and the entity jointly and severally agree and certify that:

a.                                      if entity is accredited solely by reason of the category described in Section 3(f)(vii) or (viii) above, then the undersigned entity was not organized for the specific purpose of acquiring the Units; and

b.                                      this Subscription Agreement has been duly authorized by all necessary action on the part of the undersigned entity, has been duly executed by an authorized officer or representative of the undersigned entity, and each is a legal, valid, and binding obligation of the undersigned entity enforceable in accordance with its terms.

5.                                      Relationship to Brokerage Firms.

(Please answer the following questions by checking the appropriate response.)

a.                                      ☐ YES  ☒ NO:  Are you a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by a brokerage firm?

b.                                      ☐ YES  ☒ NO:  Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-law, sisters-in-law or children, or any relative which you support, a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or engaged by, a brokerage firm?

c.                                       ☐ YES  ☒ NO:  Does Subscriber own voting securities of any brokerage firm?

d.                                      ☐ YES  ☒ NO:  If the undersigned is an entity, is any director, officer, partner or 5% owner of the undersigned also a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a brokerage firm?

e.                                       If the answer to any of the above items is “YES”, please supply details below:

6.                                      Securities Law Exemptions.

Subscriber acknowledges that the offer and sale of the Units has not been registered under the Securities Act, or any state securities laws and that the Company will offer and sell the Units and the Units will be issued to Subscriber in reliance on exemptions from the registration requirements of the Securities Act and exemptions under applicable state securities laws and in reliance on the representations, warranties and agreements made by Subscriber herein.  Without limiting the foregoing, the Units were offered and sold in reliance on exemptions from federal and state securities laws including without limitation section 4(2) of the Securities Act covering nonpublic offers and sales and section 3(a)(11) and Rule 147 of the Securities Act covering intrastate offers and sales of securities.  Accordingly, Subscriber agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Units in the absence of: (i) an effective registration statement under the Securities Act as to the Units and registration or qualification of the Units under any applicable federal or state securities laws then in effect; or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.  Additionally, the Units may be sold or transferred only to persons resident of the State of Minnesota during the period in which the Notes are being offered and sold by the Company and for a period of nine months from the date of last sale by the Company of such securities.

7.                                      Restrictive Legend.

In addition to the restrictions to transfer of the Units contained in the Articles and Member Control Agreement, and any corresponding restrictive legends required thereunder, Subscriber also agrees that the Company shall place a restrictive legend on any statement of interest prepared by the Company with respect to the Units containing substantially the following language:

The securities represented by this Statement of Interest have not been registered under the Securities Act of 1933, as amended (the “Act”) or under applicable state securities laws and are also subject to a Subscription Agreement.  The securities may not be sold, transferred or pledged in the absence of such registration, unless pursuant to an exemption from the registration requirements of the Act and applicable state securities laws.  The Company reserves the right to require an opinion of counsel satisfactory to it before effecting any transfer of the securities.  Without limiting the foregoing, the Units were offered and sold in reliance on section 4(2) of the Act and section 3(a)(11) and Rule 147 of the Act covering intrastate offers and sales of securities.  Accordingly, the Units may be sold or transferred only to persons resident of the State of Minnesota during the period in which the Notes are being offered and sold by the Company and for a period of nine months from the date of last sale by the Company of such securities.

8.                                      Miscellaneous.

a.                                      Survival of Representations and Warranties; Indemnification.  Subscriber understands the meaning and legal consequences of the agreements, representations and warranties contained herein, agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Units, and further agrees to indemnify and hold harmless the Company and each current and future employee, agent and member of the Company from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the undersigned contained herein.

b.                                      No Assignment or Revocation; Binding Effect.  Neither this Subscription Agreement, nor any interest herein, shall be assignable by Subscriber without prior written consent of the Company.

Subscriber hereby acknowledges and agrees that Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement and that it shall survive the death, incapacity, dissolution or bankruptcy of Subscriber.  The provisions of this Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

c.                                       Choice of Law.  This Subscription Agreement shall be construed and interpreted in accordance with Minnesota law, without regard to its choice of law or conflicts of law provisions.

9.                                      Representations and Warranties of the Company.

In consideration of Subscriber’s agreement to purchase the Units, the Company represents and warrants to Subscriber as follows:

a.                                      Existence.  The Company is a duly organized and validly existing limited liability company under the laws of the State of Minnesota.

b.                                      Good Standing.  The Company is in good standing under the laws of the State of Minnesota and there are no proceedings or actions pending to limit or impair any of its powers, rights, privileges, or to dissolve it.

c.                                       Due Authorization and Approval.  The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by proper corporate action of the Company and do not contravene the Articles or Member Control Agreement or contractual restriction binding on or affecting the Company.

d.                                      Class B Units. Neither the Company nor its Board of Governors has increased the minimum ownership requirements of or placed other membership restrictions on the holders of Class B Units.  The Class B Units issued pursuant to this Subscription Agreement are identical to the Company’s Class A Units with respect to all rights and privileges.

e.                                       Units.  Upon receipt of full payment for the Units, the Units shall be duly authorized, fully-paid, validly issued and non-assessable Units of the Company.

10.                               Additional Agreements.

a.                                      Subscription Supplement Agreement; Voting Agreement to Waive Purchase Option.  As a material part of the consideration for each party to enter into and accept this Subscription Agreement, the parties acknowledge that they have entered into the Subscription Supplement Agreement and the Voting Agreement to Waive Purchase Option contemporaneously with this Subscription Agreement, and all respective representations, warranties, agreements and covenants of the parties thereunder shall be in addition to, and not limited by, superseded, or replaced by, the representations, warranties, agreements and covenants of the parties hereunder.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

SIGNATURE

/s/ Ron Fagen
Subscriber (Signature)	Subscriber (Signature, if more than one investor)

Project Viking, LLC
Print Name of Subscriber	Print Name of Subscriber (If more than one investor)

/s/ Ron Fagen, President & Managing Member
Name and Title of Signatory (for entities)

Address:

501 W. Highway 212

P.O. Box 159

Granite Falls, MN 56241

NOTE:   Please be certain to complete the Subscriber Information Page attached hereto and, if Subscriber is an entity, the attached Certificate of Signatory.

ACCEPTANCE OF SUBSCRIPTION AND AGREEMENT TO TERMS

The Company hereby accepts the subscription evidenced by this Subscription Agreement including Investment Representations, effective as of July 31, 2013.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert Ferguson
	Its:	CEO

SUBSCRIBER INFORMATION

Project Viking LLC
(Please print name(s) in which the Note is to be issued)

25-1922419
Taxpayer I.D. No.	Taxpayer I.D. No.
(If more than one investor)

501 W. Hwy 212 — P.O. Box 159
Address

City: Granite Falls	State:	MN	Zip Code:56241

Telephone Number: (320) 564-3324

Name of Authorized Representative (if other than individual): Ron or Diane Fagen

Form of Ownership: (check one)

☐	Individual Ownership	☐	Tenants in Common

☐	Joint Tenants (JTWROS)	☐	Corporation

☒	Limited Liability Company	☐	Trust (Signature and title pages of Trust Agreement and all amendments must be enclosed)

Trustee Name:
Trust Date:

☐	Other: Provide information below.

CERTIFICATE OF SIGNATORY

(To be completed if Units are being subscribed for by an Entity)

I, Ron Fagen, am the President & Managing Member of Project Viking, LLC (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of this Subscription Agreement and to purchase and hold the Units pursuant to the terms of this Subscription Agreement and the Company’s Articles and the Member Control Agreement, and to act on behalf of the Entity with respect to any actions or consents of the Entity required thereunder or this Subscription Agreement.  I further certify that this Subscription Agreement and such actions or consents been duly and validly executed on behalf of the Entity and each constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand hereto effective July 31, 2013.

/s/ Roland J. Fagen
(Signature)

President & Managing Member
(Title)

Roland J. Fagen
(Please Print Name)